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                                                                      EXHIBIT 21


                   MECHANICAL DYNAMICS, INC. AND SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT

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                LEGAL ENTITY                    INCORPORATION                          OWNERSHIP
--------------------------------------------- ------------------- ----------------------------------------------------

Mechanical Dynamics, Inc.                     Michigan, USA

MDI International, Inc.                       Michigan, USA       100% owned by Mechanical Dynamics, Inc.

Mechanical Dynamics Ltd.                      Canada              100% owned by Mechanical Dynamics, Inc.

Mechanical Dynamics FSC, Inc.                 Barbados            100% owned by Mechanical Dynamics, Inc.

Mechanical Dynamics GmbH                      Germany             100% owned by Mechanical Dynamics, Inc.

Mechanical Dynamics SarL                      France              100% owned by Mechanical Dynamics, Inc.

Mechanical Dynamics International, Ltd.       United Kingdom      100% owned by Mechanical Dynamics, Inc.

Mechanical Dynamics Sweden AB                 Sweden              100% owned by Mechanical Dynamics, Inc.

Mechanical Dynamics Italy srl                 Italy               100% owned by Mechanical Dynamics, Inc.

DTI Asia Pte. Ltd.                            Singapore           100% owned by Mechanical Dynamics, Inc.

Mechanical Dynamics Japan K.K.                Japan               66% owned by Mechanical Dynamics, Inc.

Mechanical Dynamics s.r.o.                    Czech Republic      100% owned by Mechanical Dynamics, Inc.

ESTECH Corporation                            Japan               100% owned by Mechanical Dynamics, Inc.

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